Exhibit 99.1
ARES MANAGEMENT LLC & ONTARIO TEACHERS’ PENSION PLAN
TO ACQUIRE GNC
Pair Purchasing The Largest Global
Specialty Retailer of Health and Wellness Products
Los Angeles, CA. February 9, 2007 — The private investment groups of each of Ares Management LLC (“Ares Management”) and the Ontario Teachers’ Pension Plan announced today that they have signed a definitive agreement to acquire GNC Parent Corporation, the parent company of General Nutrition Centers, Inc. (“GNC” or the “Company”), which is currently controlled by an affiliate of Apollo Management, L.P. (“Apollo”). The total enterprise value for the transaction is $1.65 billion, subject to certain adjustments.
GNC, headquartered in Pittsburgh, Pa., is the largest global specialty retailer of nutritional products, vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. GNC has more than 4,800 retail locations throughout the United States (including more than 1,000 franchise and 1,200 Rite Aid store-within-a-store locations) and franchise operations in 46 international markets. The Company — which is dedicated to helping consumers Live Well — also offers products and product information online at www.gnc.com. For the 12 months ending September 30, 2006, the Company generated sales of approximately $1.5 billion.
“We are excited to once again be partners with Teachers’ Private Capital in this transaction and are looking forward to working with GNC’s senior management team. GNC is a market-leading retail platform that will be a terrific addition to our existing investment portfolio of retail and consumer product companies,” said David Kaplan, a Senior Partner at Ares Management. “Furthermore, we share management’s vision for the Company and believe that the business is well positioned for future growth.”
Jim Leech, Senior Vice-President of Teachers’ Private Capital agreed, adding: “The opportunity to acquire GNC, a leading retailer of health and wellness products, complements our growing portfolio of consumer brands. We are excited to work with the Company’s strong management team and Ares Management to continue to grow the brand.”
Commenting on the new ownership, Joe Fortunato, GNC’s President and CEO, said, “We are looking forward to our partnership with Ares Management and Teachers’ Private Capital. Their strong, committed financial sponsorship will allow GNC to continue its track record of growth and partnership with our franchisees, customers and suppliers.”
Andy Jhawar, a Senior Partner at Apollo added, “We would very much like to thank Joe Fortunato, the rest of the management team and the employees of GNC for their efforts over the last several years. GNC is a terrific company with one of the best brand names in the industry and we know that GNC will be in great hands with its new owners.”
Apollo, through certain of its affiliates, owns approximately 97.0% of the shares of common stock of GNC and, according to the terms of the GNC Stockholders’ Agreement, is entitled to vote 100% of the common stock. Apollo voted today to approve the merger and the merger agreement.
Ares Management and Teachers’ Private Capital were represented by Proskauer Rose LLP. GNC was represented by Gardere Wynne Sewell LLP as lead counsel and by Morgan Lewis LLP as special counsel. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are also serving as financial advisors to GNC.

About Ares Management
Ares Management is a private investment firm with approximately $12 billion of assets under management. Founded in 1997 Ares Management specializes in managing assets in both the private equity and leveraged finance markets. Ares Management’s private equity activities are conducted through the Ares Corporate Opportunities Funds (“ACOF’’). ACOF’s retail and consumer product portfolio companies include National Bedding Co. (Serta), Samsonite Corp., Orchard Supply Hardware Stores Corp., Maidenform Brands, Inc and Anchor Blue Retail Group, Inc. Ares Management’s leveraged finance activities in the U.S. and Europe are conducted through its capital market group and its management of Ares Capital Corporation (NASDAQ: ARCC), a publicly traded business development corporation. Ares Management’s expertise enables the firm to structure investments to meet the specific needs of companies rather than the less flexible demands of the public markets. The firm has over 150 employees and offices in Los Angeles, New York and London (www.aresmgmt.com).
About Ontario Teachers’ Pension Plan
Teachers’ Private Capital is the private investment arm of the US$85 billion Ontario Teachers’ Pension Plan, an independent corporation responsible for investing the fund and administering the pensions of Ontario’s 264,000 active and retired teachers. With more than US$12 billion in assets, Teachers’ Private Capital is one of North America’s largest private investors, providing capital for large and mid-cap companies, infrastructure assets as well as venture capital for developing industries. It has completed a number of major retail and consumer product transactions, including Shoppers Drug Mart Corporation, Easton-Bell Sports, Samsonite Corp., National Bedding Co. (Serta) and Doane Pet Care. Other notable private investments include Yellow Pages Group, Maple Leaf Sports & Entertainment and Alliance Laundry Holdings. (www.otpp.com)
About Apollo Management, L.P.
Apollo is a private investment partnership that manages a pool of investment capital on behalf of a group of institutional investors and the principals of Apollo. Apollo has invested in excess of $16 billion of equity since its inception in 1990. Apollo is currently in the process of investing its sixth corporate fund, Apollo Investment Fund VI, L.P., which effectively has capital of approximately $11.6 billion. In addition, Apollo has had several highly successful partnerships with management teams operating retail and consumer-oriented businesses in the past, including investments in Linens ‘n Things, General Nutrition Centers, AMC Entertainment, Ralphs Grocery Company, Dominick’s Supermarkets, Inc., Zale Corporation, Rent-A-Center, Inc. and Proffitt’s Department Stores.
Forward-Looking Statements
Certain statements in this press release, including but not limited to those relating to the proposed transaction with Ares Management and Teachers’, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of GNC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Various factors that could cause actual results to differ materially from those expressed in such forward-looking statements include but are not limited to risks associated with uncertainty as to whether the transaction will be completed, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by GNC in reports filed with the Securities and Exchange Commission (the “SEC”).
In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in GNC’s filings with the SEC. GNC undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact:
Ontario Teachers’ Pension Plan
Deborah Allan, Director, Communications
(416) 730-5347
deborah_allan@otpp.com
or
For Ares Management:
Bill Mendel, Mendel Communications
(212) 397-1030
bill@mendelcommunications.com
or
GNC Parent Corporation
Steven Nelson
(412) 288-8389
steven-nelson@gnc-hq.com

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